Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

November 3, 2005

VCG Reports October 2005 Nightclub Revenues Up 28.81% Over October 2004

DENVER—(BUSINESS WIRE)—November 3, 2005—VCG Holding Corp. (AMEX: PTT),

VCG Holding Corp. (VCG), a leading owner, operator and consolidator of adult nightclubs, today reported that its consolidated nightclub revenues increased by 28.81% in October 2005 to $1,233,916, as compared to $963,565 in October 2004. Also, the Company’s consolidated same store sales increased 14.19% in October as compared to the same period in 2004. Sales in October were driven by increases in the number of customers for same store sales and by addition of one store in October 2005 as compared to October 2004. Moreover, for the week ended October 30, 2005, the nightclubs located in the Denver market realized record weekly revenues, up 11% over the average weekly revenue for this market. In particular, the Diamond Cabaret nightclub and adjoining Tabu upscale dance lounge realized an over 40% increase in weekly revenue.

Troy Lowrie, VCG’s Chief Executive Officer, commented: “We are very pleased with the October results and we are particularly excited about the significant increase in our weekly numbers. Not only is our nightclubs’ October 2005 revenue up almost 29% over the same period last year, but it is also up 5% over the September 2005 results. We fully expect that the trend of incremental increases in weekly and monthly revenue in our nightclubs will continue. We have implemented an integrated marketing strategy that involves not only corporate and regional marketing, but is also driven by the managers of the individual nightclubs. We believe the increasing weekly and monthly revenue is a reflection of this integrated marketing strategy.”

About VCG Holding Corp

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs, one upscale dance lounge and operates seven other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the amended Annual Report on Form 10-KSB/A for 2004, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, with any amendments thereto, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO
Micheal Ocello, President
Donald W Prosser, CFO
VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com